Exhibit 10.19

GOOD TIMES RESTAURANTS INC.

STOCK OPTION GRANT NOTICE

UNDER THE 2001 STOCK OPTION PLAN

Good Times Restaurants Inc., a Nevada corporation (the "Company"), pursuant to its 2001 Stock Option Plan (the "Plan"), hereby grants to the Optionee named below an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety.

Optionee:
Date of Grant:
Shares Subject to Option:
Exercise Price Per Share:
Expiration Date:
Summary of Options to Date:

_____ Incentive Stock Option	_____ Nonstatutory Stock Option

Vesting Schedule:

This option shall vest and become exercisable in the following installments based on the Optionee's Continuous Status as an Employee over a four-year period commencing as of October 1, 2002:

Number of Shares (Installment)	Date of Earliest Exercise (Vesting)

Vesting Year 1	Vesting Date
Vesting Year 2	Vesting Date
Vesting Year 3	Vesting Date
Vesting Year 4	Vesting Date

In addition, this option shall become fully vested pursuant to the terms specified in Section 10(b) of the Plan.

Payment: Payment of the exercise price of the option upon exercise thereof shall be by cash or check or by delivery of previously owned shares of the Company's Common Stock.

Additional Terms/Acknowledgments: The Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. The Optionee further acknowledges that as of the date of grant set forth above, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between the Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to the Optionee under the Plan, and (ii) the following agreements only:

Other Agreements:

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

GOOD TIMES RESTAURANTS INC., OPTIONEE:

a Nevada corporation

By: _________________________________ ___________________________________

Boyd E. Hoback, President and CEO Optionee

Date Signed: _________________________ Date Signed: _______________________

Attachment I: Stock Option Agreement

Attachment II: Stock Option Plan

Attachment III: Notice of Exercise